Exhibit 99.1

Xtant Medical Announces First Quarter 2019 Financial Results

BELGRADE, MT, May 15, 2019 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights:

●	Revenue for the first quarter of 2019 was $16.7 million, compared to $17.9 million for the same prior year period
●	Operating expenses in the first quarter of 2019 were $11.5 million, compared to $13.9 million for the same prior year period
●	Net loss incurred in the first quarter of 2019 was $2.8 million, compared to a net loss of $5.3 million for the same prior year period
●	Non-GAAP Adjusted EBITDA for the first quarter of 2019 was $1.0 million, compared to $1.2 million for the same prior year period

Greg Jensen, VP, Finance and Interim CFO of Xtant Medical, said, “The first quarter of 2019 was a period of significant progress for Xtant, as we continue to position the company for renewed growth. Our solid execution resulted in a significant reduction in the company’s net loss and generated a positive year-over-year cash flow from operations, enabling us to invest further in our operations. These investments include key personnel hires to expand our sales capabilities and continue to improve the efficiency of our operations. Further boosted by OrbiMed’s recent commitment for an additional $10 million in debt capital, we have strengthened our capital structure, enhanced our financial flexibility and continued to build a strong foundation on which to pursue our growth and value-creating objectives.”

First Quarter 2019 Financial Results

First quarter 2019 revenue was $16.7 million, compared to $17.9 million for the same period in 2018. The decrease occurred primarily due to lower sales in the spinal hardware implant product line.

Gross margin for the first quarter of 2019 was 64.6%, compared to 68.2% for the same period in 2018. The year-over-year decrease was attributed primarily to inventory reserves and manufacturing overhead absorption.

Operating expenses for the first quarter of 2019 were $11.5 million, compared to $13.9 million for the first quarter of 2018. The decrease was primarily attributable to lower sales commissions and travel expenses, as well as a decrease in amortization expense related to the impairment of intangible assets that occurred in the fourth quarter of 2018.

First quarter 2019 net loss was $2.8 million, or $0.21 per share, compared to first quarter 2018 net loss of $5.3 million, or $0.70 per share.

Non-GAAP Adjusted EBITDA for the first quarter of 2019 was $1.0 million compared to $1.2 million for the same period of 2018. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense, and as further adjusted to add back in or exclude, as applicable, non-cash special charges, provision for losses on inventory and accounts receivable, non-cash compensation, change in warrant derivative liability, separation related expenses, litigation reserve, facility consolidation costs and restructuring expenses. A calculation and reconciliation of non-GAAP Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the first quarter 2019 financial results on Wednesday, May 15, 2019 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Important Cautions Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of recent management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (SEC) on April 1, 2019 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar Partners Ltd.

Ph: 212-867-1762

Email: dcarey@lazarpartners.com

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	As of March 31, 2019	As of December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,097	$6,797
Trade accounts receivable, net of allowance for doubtful accounts of $2,161 and $2,140, respectively	9,493	9,990
Inventories, net	16,526	17,301
Prepaid and other current assets	464	589
Total current assets	33,580	34,677
Property and equipment, net	6,382	7,174
Right-of-use asset, net	2,568	—
Goodwill	3,205	3,205
Intangible assets, net	558	573
Other assets	772	793
Total Assets	$47,065	$46,422

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$6,036	$6,465
Accrued liabilities	4,429	5,150
Warrant derivative liability	25	10
Current portion of lease liability	374	—
Current portion of financing lease obligations	388	426
Total current liabilities	11,252	12,051
Long-term Liabilities:
Lease liability	2,194	—
Financing lease obligation, less current portion	138	204
Long-term debt, less issuance costs	72,657	77,939
Total Liabilities	86,241	90,194

Stockholders’ Equity (Deficit):
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.000001 par value; 50,000,000 shares authorized; 13,161,762 shares issued and outstanding as of March 31, 2019 and 13,172,179 shares issued and outstanding as of December 31, 2018	—	—
Additional paid-in capital	178,668	171,273
Accumulated deficit	(217,844)	(215,045)
Total Stockholders’ Equity (Deficit)	(39,176)	(43,772)
Total Liabilities & Stockholders’ Equity (Deficit)	$47,065	$46,422

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue
Orthopedic product sales	$16,686	$17,830
Other revenue	40	104
Total Revenue	16,726	17,934

Cost of sales	5,913	5,702
Gross Profit	10,813	12,232

Gross Profit %	64.6%	68.2%

Operating Expenses
General and administrative	4,196	3,025
Sales and marketing	6,742	8,349
Research and development	262	414
Depreciation and amortization	159	1,004
Restructuring expenses	—	733
Non-cash compensation expense	122	364
Total Operating Expenses	11,481	13,889

Loss from Operations	(668)	(1,657)

Other (Expense) Income
Interest expense	(2,018)	(3,545)
Change in warrant derivative liability	(15)	(38)
Other (expense) income	(75)	(13)
Total Other (Expense)	(2,108)	(3,596)
Provision for income taxes
Current and deferred	(23)	—

Net Loss	$(2,799)	$(5,253)

Net loss per share:
Basic	(0.21)	(0.70)
Dilutive	$(0.21)	$(0.70)

Shares used in the computation:
Basic	13,170,721	7,481,550
Dilutive	13,170,721	7,481,550

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net loss	$(2,799)	$(5,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	776	1,586
Loss/(gain) on disposal of fixed assets	116	(23)
Non-cash interest	1,991	3,446
Non-cash consulting expense/stock option expense	122	364
Provision for losses on accounts receivable and inventory	247	39
Change in derivative warrant liability	15	38
Changes in operating assets and liabilities:
Accounts receivable	403	2,290
Inventories	623	(182)
Prepaid and other assets	146	660
Accounts payable	(429)	(1,884)
Accrued liabilities	(721)	(845)
Net cash provided by operating activities	490	236
Investing activities:
Purchases of property and equipment and intangible assets	(137)	(132)
Proceeds from sale of fixed assets	51	—
Net cash used in investing activities	(86)	(132)

Financing activities:
Payments on financing leases	(104)	(79)
Expense associated with private placement and convertible debt conversion/exchange	—	(3,519)
Proceeds from issuance of stock	—	6,810
Net cash (used in) provided by financing activities	(104)	3,212

Net change in cash and cash equivalents	300	3,316
Cash and cash equivalents at beginning of period	6,797	2,856
Cash and cash equivalents at end of period	$7,097	$6,172

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Net Loss	$(2,799)	$(5,253)

Other expense	75	13
Depreciation and amortization	776	1,586
Interest expense	2,018	3,545
Tax expense	23	-
Non-GAAP EBITDA gain (loss)	93	(109)

Non-GAAP EBITDA/Total revenue	0.6%	-0.6%

NON-GAAP ADJUSTED EBITDA CALCULATION
Provision for losses on AR and inventory	247	39
Non-cash compensation	122	364
Change in warrant derivative liability	15	38
Litigation reserve	530	-
Dayton transition costs	-	113
Restructuring expenses	-	733
Non-GAAP Adjusted EBITDA gain (loss)	$1,007	$1,178

Non-GAAP EBITDA/Total revenue	6.0%	6.6%